Exhibit 99.2

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Financial Statements
and Supplemental Schedules

September 30, 2011 and 2010

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors

AHMSI Holdings, Inc. and subsidiaries:

We have audited the accompanying consolidated balance sheets of AHMSI Holdings, Inc. and subsidiaries (the Company) as of September 30, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity and other comprehensive income, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AHMSI Holdings, Inc. and subsidiaries as of September 30, 2011 and 2010, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP
December 15, 2011

1

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

September 30, 2011 and 2010

(Amounts in thousands, except share data)

Assets	2011	2010
Cash and cash equivalents	$95,329	53,849
Cash and cash equivalents – restricted	101,167	121,034
Servicing fees and income receivable, net	155,143	153,073
Servicing advances and related assets, net	2,681,611	3,030,125
Deferred tax assets, net	38,619	43,018
Income tax receivable	—	1,257
Goodwill and intangible assets	1,375	—
Prepaid expenses and other assets, net	36,021	50,399
Property and equipment, net	30,670	27,044
Mortgage servicing rights (MSRs):
Amortized cost, net	187,883	246,145
Measured at fair value	4,331	—
Total assets	$3,332,149	3,725,944
Liabilities and Stockholders’ Equity
Accounts payable and other liabilities	$97,143	106,068
Short-term debt	1,111,648	24,936
Income tax payable	8,025	—
Deferred revenue	10,490	13,369
Long-term debt	1,199,370	2,486,698
Total liabilities	2,426,676	2,631,071
Commitments and contingencies (note 12)
Stockholders’ equity:
Common stock; $0.0001 par value per share. Authorized 1,000,000 shares; 372,790 shares issued and outstanding as of September 30, 2011 and 372,891 shares issued and outstanding as of September 30, 2010	—	—
Series A preferred stock; $0.0001 par value per share. Authorized 800,000 shares; 558,885 shares issued and outstanding as of September 30, 2011 and 2010	578,470	578,470
Additional paid-in capital	327,447	385,451
Shareholder receivable	—	(493)
Retained earnings	—	131,697
Accumulated other comprehensive loss, net of income taxes	(444)	(252)
Total stockholders’ equity	905,473	1,094,873
Total liabilities and stockholders’ equity	$3,332,149	3,725,944

See accompanying notes to consolidated financial statements.

2

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

Years ended September 30, 2011 and 2010

(Amounts in thousands)

	2011	2010
Revenues:
Servicing income	$387,016	436,798
Amortization of MSRs	(60,014)	(72,891)
Change in valuation allowance for amortized MSRs	2,022	(1,467)
Change in value of MSRs at fair value	(240)	—
Ancillary servicing income	86,558	82,228
Other revenues	119,487	149,117
Total revenues, net of MSR amortization	534,829	593,785
Operating expenses:
Compensation and benefits	157,892	157,003
General servicing	101,868	137,889
Technology and communications	17,598	19,413
Professional services	11,886	12,112
Occupancy and equipment	23,462	20,420
Depreciation	9,926	8,228
Restructuring costs	794	1,144
Other operating expenses	7,117	6,103
Total operating expenses	330,543	362,312
Income from operations	204,286	231,473
Other income (expense):
Interest income	3,663	4,586
Interest expense	(109,376)	(86,088)
Other income	7,817	6,864
Income before income taxes	106,390	156,835
Income tax expense	37,405	56,692
Net income	$68,985	100,143

See accompanying notes to consolidated financial statements.

3

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity and Other Comprehensive Income

Years ended September 30, 2011 and 2010

(Amounts in thousands, except share data)

	Common stock, $0.0001 par	Series A preferred stock, $0.0001 par	Additional paid-in capital	Secured promissory note receivable	Shareholder receivable	Retained earnings	Accumulated other comprehensive income (loss)	Total
Balance at September 30, 2009	$—	428,914	286,090	(886)	—	112,750	(1,034)	825,834
Restricted stock, net	—	—	111	—	—	—	—	111
Shareholder receivable	—	—	—	—	(731)	—	—	(731)
Repurchase of preferred stock	—	(600)	—	600	—	—	—	—
Repurchase of common stock	—	—	(854)	222	—	—	—	(632)
Promissory note receivable advance	—	—	—	(12)	—	—	—	(12)
Convertible promissory note conversion	—	150,156	100,104	—	—	—	—	250,260
Common stock dividends paid	—	—	—	75	—	(50,002)	—	(49,927)
Preferred stock dividends paid	—	—	—	1	238	(31,194)	—	(30,955)
Net income	—	—	—	—	—	100,143	—	100,143
Other comprehensive income:
Change in unrealized currency translation gain, net of $145 deferred tax expense	—	—	—	—	—	—	782	782
Total comprehensive income								100,925
Balance at September 30, 2010	—	578,470	385,451	—	(493)	131,697	(252)	1,094,873
Restricted stock, net	—	—	137	—	—	—	—	137
Repurchase of common stock	—	—	(91)	—	—	—	—	(91)
Common stock dividends paid	—	—	(58,050)	—	354	(167,149)	—	(224,845)
Preferred stock dividends paid	—	—	—	—	139	(33,533)	—	(33,394)
Net income	—	—	—	—	—	68,985	—	68,985
Other comprehensive loss:
Change in unrealized currency translation loss, net of $84 deferred tax benefit	—	—	—	—	—	—	(192)	(192)
Total comprehensive income								68,793
Balance at September 30, 2011	$—	578,470	327,447	—	—	—	(444)	905,473

See accompanying notes to consolidated financial statements.

4

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended September 30, 2011 and 2010

(Amounts in thousands)

	2011	2010
Cash flows from operating activities:
Net income	$68,985	100,143
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization and change in valuation allowance for amortized MSRs	57,992	74,358
Change in value of MSRs at fair value	240	—
Depreciation and amortization	35,639	19,519
Provision for servicing loss and repurchase obligations	37,706	60,322
Change in value of amortizing interest rate cap	4,927	16,625
Accretion income	(185)	(539)
Loans held for sale, net	(8,793)	(20,782)
Other	137	34
Changes in assets and liabilities:
Servicing fees and income receivable	(3,077)	29,195
Prepaid expenses and other assets	23,394	(2,483)
Accounts payable and other accrued liabilities	(17,095)	(109,588)
Servicing advances and related assets, net	327,306	(225,425)
Net cash provided by (used in) operating activities	527,176	(58,621)
Cash flows from investing activities:
Acquisition – Cooper River, net of cash and cash equivalents	(609)	—
Purchases of furniture and fixtures	(13,541)	(17,178)
Sale of MSRs	270	192
Acquisitions of MSRs	(4,571)	—
Return of investment in joint venture	124	(433)
Decrease (increase) in restricted cash	19,867	(43,504)
Net cash provided by (used in) investing activities	1,540	(60,923)
Cash flows from financing activities:
Borrowings of short-term debt	4,078,991	800,753
Paydowns of short-term debt	(4,008,947)	(1,884,929)
Borrowings from long-term debt	2,190,740	5,190,336
Paydowns of long-term debt	(2,462,768)	(3,849,963)
Servicing advance facility structuring fee	(24,651)	(18,085)
Purchase and sale of interest rate caps	(2,130)	(16,353)
Common stock dividends paid	(224,845)	(49,927)
Preferred stock dividends paid	(33,343)	(30,904)
Withholding taxes paid on behalf of shareholders	—	(731)
Repurchase of common stock	(91)	(632)
Net cash provided by (used in) financing activities	(487,044)	139,565
Effect of exchange rate changes	(192)	782
Net increase in cash and cash equivalents	41,480	20,803
Cash and cash equivalents at beginning of year	53,849	33,046
Cash and cash equivalents at end of year	$95,329	53,849

See accompanying notes to consolidated financial statements.

5

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

(1)	Organization and Business Overview

AHMSI Holdings, Inc. (AHMSI) was incorporated in Delaware on March 22, 2011, and serves as the holding company for American Home Mortgage Servicing, Inc. (ServicingCo). ServicingCo, a Delaware corporation, engages primarily in servicing residential mortgage loans for investors, the majority of which are nonprime mortgage loans.

On April 12, 2011, ServicingCo effected a reorganization through a merger transaction resulting in the placement of a holding company, AHMSI, between ServicingCo and its stockholders. Certain private equity funds that are ultimately controlled by WL Ross & Co. LLC (collectively, the Parent) owned substantially all of the outstanding shares of stock of AHMSI as of September 30, 2011. The Parent owned substantially all of the outstanding shares of stock of ServicingCo on September 30, 2010, prior to the reorganization.

At September 30, 2011, ServicingCo owned all of the outstanding stock of its primary operating subsidiaries: Power REO Management Services, Inc. (Power REO), Power Valuation Services Inc. (Power Valuations), Power Default Services, Inc. (Default Services), American Home Mortgage Servicing India Private Limited (AHIPL), AHMSI Insurance Agency, Inc. (Insurance Agency), American Home Mortgage Lending Solutions, Inc. (ALSI) and MSR Holdings, Inc. (MSR Holdings). ServicingCo has four operating locations in the United States (Coppell, Texas; Addison, Texas; Jacksonville, Florida; and Irvine, California) and back office support operations in Pune, India.

AHMSI, ServicingCo and the primary operating subsidiaries of ServicingCo are collectively referred to as “the Company.” The prior activities of ServicingCo are included in the consolidated financial statements of the Company as the reorganization activities are between entities under common control. Presentation of the financial results of the Company and the accompanying notes are related to the years ended September 30, 2011 and 2010.

(2)	Summary of Significant Accounting Policies

(a)	Principles of Consolidation

These consolidated financial statements include the accounts of AHMSI and its wholly owned subsidiaries. The Company applies the equity method of accounting to investments when the entity is not a variable interest entity (VIE), the Company owns less than 50% of the voting interest, and the Company is able to exercise significant influence, but not control, over the policies and procedures of the entity (see note 2(k)). The Company has eliminated intercompany accounts and transactions in consolidation.

Variable Interest Entities

On October 1, 2010, the Company adopted Accounting Standards Update (ASU) 2009-16, (ASC 860, Transfers and Servicing): Accounting for Transfers of Financial Assets and ASU 2009-17, (ASC 810, Consolidations): Improvements to Financial Reporting by Enterprises Involved with Variable Entities. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements as the Company is not a transferor with respect to the loans serviced on behalf of others, and the Company currently treats servicing advances which secure the servicing advance facilities (SAFs) as secured borrowings as the Company retains control over the collateral securing the borrowings.

(Continued)

6

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

The Company evaluates each special purpose entity (SPE) for classification as a VIE. When a SPE meets the definition of a VIE and the Company determines that AHMSI is the primary beneficiary, the Company includes the assets and liabilities of the SPE in the consolidated financial statements.

The Company has determined that the SPEs created in connection with its SAFs are VIEs of which the Company is the primary beneficiary. The assets and liabilities of those SPEs are included in the consolidated financial statements.

Servicer Advance Facilities

SAF advances result from the Company’s transfer of residential loan servicing advances to SPEs in exchange for cash. The SPEs issue debt supported by collections on the transferred advances. The Company made these transfers under the terms of servicer advance facility agreements. These transfers do not qualify for sales accounting because the Company retains control over the transferred assets. As a result, the Company accounts for these transfers as financings and classifies the transferred advances on the consolidated balance sheets as Servicing advances and the related liabilities as either Short-term or Long-term debt (based on their scheduled maturities). Collections on the advances pledged to the SPEs are used to repay principal and interest and to pay the expenses of the SPEs. Holders of the debt issued by SPEs can look only to the assets of the SPEs themselves for satisfaction of the debt and have no recourse against AHMSI.

The following table summarizes the assets and liabilities of the SPEs formed in connection with the Company’s SAFs at September 30, 2011 and 2010 (in thousands):

	2011	2010
Servicing advances	$1,681,680	1,961,562
Cash and cash equivalents – restricted	38,250	52,393
Due from affiliate (1)	2,447	—
Other assets	12,468	14,662
Total assets	$1,734,845	2,028,617
Short-term debt	$324,989	—
Long-term debt	1,199,370	1,471,206
Due to affiliate (1)	—	14,381
Other liabilities	3,501	2,510
Total liabilities	$1,527,860	1,488,097

(1)	Amounts are receivable/payable to AHMSI and its consolidated subsidiaries and eliminated in consolidation.

(Continued)

7

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

(b)	Use of Estimates

The consolidated financial statements are prepared in conformity with U.S. generally accepted accounting principles (U.S. GAAP). These principles require management to make certain estimates and assumptions, including those regarding fair value measurements, certain accruals, and the potential outcome of litigation, which may affect the amounts reported in the consolidated financial statements and the accompanying notes. These estimates and assumptions are based on management’s best estimates and judgment. As future events and their effects cannot be determined with precision, actual results could differ materially from these estimates.

(c)	Reclassifications

Certain comparative prior year amounts have been reclassified to conform to the current year presentation.

(d)	Cash and Cash Equivalents

Cash and cash equivalents includes cash on hand, cash due from banks, and money market accounts with original maturities of three months or less.

(e)	Cash and Cash Equivalents – Restricted

Cash and cash equivalents – restricted consists primarily of SAF collected funds that are not applied to reduce the debt until the next payment date and SAF reserves for possible shortfalls in the funds available to pay interest (see note 11).

(f)	Servicing Advances and Related Assets, Net

During any period in which the borrower does not make payments, most of the servicing agreements require that the Company advance funds to meet contractual principal and interest remittance requirements for the investors, pay property taxes and insurance premiums and process foreclosures. The Company also advances funds to maintain, repair and market foreclosed real estate properties on behalf of investors. These advances are made pursuant to the terms of each servicing contract. Each servicing contract is associated with specific loans, identified as a pool.

When an advance is made on a loan under each servicing contract, the Company is entitled to recover that advance either from the borrower, for reinstated and performing loans, or from investors, for foreclosed loans. The Company’s servicing contracts provide that the advances made under the respective agreement have priority over all other cash payments from the proceeds of the loan, and in the majority of cases, the proceeds of the pool of loans, which are the subject of that servicing contract. As a result, the Company is entitled to repayment from loan proceeds before any interest or principal is paid to the investors, and in the majority of cases, advances in excess of loan proceeds may be recovered from pool level proceeds.

The Company recognizes a provision for uncollectible advances on servicing advances taking into consideration historical loss, aging experience and the value of the underlying loan collateral. As of September 30, 2011 and 2010, the allowance for uncollectible advances was $19.0 million and $17.0 million, respectively.

(Continued)

8

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

(g)	Mortgage Servicing Rights

Mortgage servicing rights (MSRs) are an intangible asset representing the right to service a portfolio of mortgage loans. The Company obtains MSRs through asset purchases or business combination transactions. Purchased MSRs are initially measured at fair value. Subsequently, MSRs are carried at either fair value or the lower of amortized cost or fair value using the amortization method, based on the Company’s strategy for managing the risks of the underlying portfolios.

MSRs carried at the lower of amortized cost or fair value are amortized each month in proportion to and over the period of estimated net servicing income, and are subsequently measured for impairment based on the fair value at each quarter (see note 5). Amortization rates are adjusted prospectively each quarter to account for changes in the serviced portfolio and the projected net servicing income. Impairment is evaluated by tranche through a comparison of the carrying amount and current fair value of the MSRs, and recognized through a valuation allowance. The valuation allowance is adjusted at each reporting date and recognized as either impairment or recovery to reflect changes in the fair value. Any recoveries of impairment are only recognized to the extent of the previous impairments recognized.

MSRs carried at fair value are measured on a recurring basis and any changes in fair value are recognized in earnings in the period in which the change occurs. No amortization is recognized on MSRs carried at fair value.

(h)	Property and Equipment, Net

Property and equipment, net are carried at amortized cost and the Company depreciates them over their estimated useful lives using the straight-line method as follows:

Furniture and fixtures	5 years
Office equipment	5 years
Computer hardware and software	3 – 5 years
Leasehold improvements	Term of the lease not to exceed the useful life

(i)	Goodwill

Goodwill is recorded in business combinations under the purchase method of accounting when the purchase price is greater than the fair value of the net assets acquired. The Company assesses goodwill for impairment annually. If the carrying amount of the goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized for the amount equal to the excess up to the carrying value of the goodwill. Subsequent reversals of goodwill impairment are prohibited.

(j)	Loans Held for Sale

The Company classifies loans that are not intended to be held-to-maturity as held-for-sale. Loans held for sale are reported at the lower of cost or fair value. Fair value is determined based on the underlying collateral of the loan, less costs to sell, as the loans are collateral dependent. The Company accounts for the excess of cost over fair value, on an individual loan basis, as a valuation allowance with changes in the valuation allowance included in General servicing expense in the period in which the change occurs.

(Continued)

9

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

(k)	Investments in Unconsolidated Entities

The Company accounts for investments in unconsolidated entities using the equity method. These investments include both entities in which the Company holds a significant, but less than controlling, ownership interest and VIEs in which the Company is not deemed to be the primary beneficiary. Under the equity method of accounting, investments are initially recorded at cost, and thereafter, adjusted for additional investments, distributions and the proportionate share of earnings or losses of the investee. The Company evaluates its equity method investments for impairment when events or changes in circumstances indicate that an other-than-temporary decline in value may have occurred. The Company stops recording its share of investee losses if its share of losses reduces its investment to zero unless the Company has guaranteed the obligations of or are otherwise committed to provide further financial support to the investee. If the investee subsequently reports net income, the Company will only recognize its share of the net income after its share of net income equals the share of net losses not recognized during the periods that the recording of losses was suspended. The Company’s investments in unconsolidated entities as of September 30, 2011 consist of the following:

PowerLink	69.79%
Recovco	35.00

(l)	Derivative Instruments and Hedging Activities

The Company accounts for derivatives and hedging activities in accordance with U.S. GAAP guidance related to accounting for derivative instruments and hedging activities, which requires entities to recognize all derivative instruments as either assets or liabilities in the consolidated balance sheets at their respective fair values. The Company’s only derivative instruments, interest rate caps, are included in Prepaid expenses and other assets, net and are not designated in hedging relationships. Therefore, any realized or unrealized gains or losses created by changes in fair value are recognized in the consolidated statements of operations in Interest expense.

(m)	Deferred Revenue

Deferred revenue relates to a marketing services agreement made with an insurance company and insurance commission income on forced place policies. The revenue on the marketing services agreement is recognized on a straight-line basis over the life of the agreement, and the revenue on the forced place policies is recognized on a straight-line basis over the life of the policy. As of September 30, 2011, deferred revenue of $10.5 million comprised $3.4 million related to the marketing services agreement and $7.1 million related to insurance commission income on forced place policies. As of September 30, 2010, deferred revenue of $13.4 million comprised $4.7 million related to the marketing services agreement and $8.7 million related to insurance commission income on forced place policies. The Company recognized income of approximately $22.4 million and $25.9 million for the years ended September 30, 2011 and 2010, respectively, and are included in Other revenues in the consolidated statements of operations.

(Continued)

10

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

(n)	Servicing and Ancillary Income

Servicing income represents revenue earned for servicing residential real estate mortgage loans owned by investors, as well as fees for subserviced and special serviced loans. Servicing income is recognized on both current and delinquent loans equal to the contractual servicing fee agreed with investors, which is generally expressed as a percentage of unpaid principal balance. Servicing fees for servicing mortgage loans are recognized when earned based on the terms of the related servicing agreements. All other fees, late charges and other ancillary income are recognized when received.

(o)	Interest Income

Interest income is earned on principal and interest collections held in trust for various investors, tax and insurance deposits held in trust for various borrowers and the Company’s operating cash accounts. The Company is also required to pay interest on borrower escrow accounts in certain states; this interest paid to borrowers is recorded within Interest expense. For the years ended September 30, 2011 and 2010, the Company paid $0.7 million and $1.0 million, respectively, of interest on escrows to borrowers.

(p)	Other Revenues

Other revenues relate to shared commissions and other revenues on sales of real estate owned property, trustee fee income, and valuations income on broker price opinions, which are recognized into earnings when proceeds are received. In addition, Other revenues include insurance income on certain force placed policies that is recognized on a straight-line basis over the life of the policy (see note 2(m)).

(q)	Debt Issuance Cost

Debt issuance costs are incurred upon entering into each SAF. These costs are amortized over the terms of the related SAF agreement and represent approximately 1.5% – 2.0% of the available line of credit. At September 30, 2011 and 2010, there was $11.2 million and $10.9 million, respectively, of unamortized issuance cost included in Prepaid expenses and other assets, net. For the years ended September 30, 2011 and 2010, the Company recognized $24.3 million and $11.3 million, respectively, of amortized issuance costs included in Interest expense.

(r)	Income Taxes

The Company files a consolidated federal income tax return. Deferred income taxes reflect the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at year-end. Deferred taxes are recognized using the asset and liability method, whereby tax rates are applied to cumulative temporary differences based on when and how they are expected to affect cumulative temporary differences. Deferred tax assets and liabilities are adjusted for tax rate changes in effect for the year in which these temporary differences are expected to be recovered or settled. The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely than-not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company recognizes penalties related to income tax matters in General servicing expense. The Company has no uncertain tax positions at September 30, 2011 and 2010.

(Continued)

11

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

(s)	Foreign Currency Translation

The functional currency of the Company is the U.S. dollar. Where the functional currency is not the U.S. dollar, the Company translates assets and liabilities of foreign operations into U.S. dollars at the spot exchange rate existing at the balance sheet date, while revenues and expenses are translated at average monthly exchange rates. The resulting translation adjustments are reported as a component of Accumulated other comprehensive loss, net of income taxes in Stockholders’ equity.

(t)	Stock-Based Compensation

The Company measures the cost of employee services received in exchange for an award of equity instruments. The grant-date fair value of the award is performed contemporaneously with the grant of the award by a third-party valuation firm. The value of the portion of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service period. The Company estimates forfeitures at the time of grant and revises, if necessary, in subsequent periods if actual forfeitures differ materially from those estimates.

The Company has issued restricted stock to certain employees under its equity compensation plan. Stock-based compensation expense for the years ended September 30, 2011 and 2010 is approximately $137,000 and $169,000, respectively, and is recognized as Compensation and benefits within the consolidated statements of operations. At September 30, 2011, 80 vested restricted shares and 29 unvested restricted shares were outstanding under the plan.

(u)	New Accounting Standards

ASU 2011-04 (ASC 820, Fair Value Measurement): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The amendments in this ASU explain how to measure fair value. They do not require additional fair value measurements and are not intended to establish valuation standards or affect valuation practices outside of financial reporting. The amendments clarify Financial Accounting Standards Board’s (FASB’s) intent about the application of existing fair value measurement and disclosure requirements and prescribe certain additional disclosures about fair value measurements. The provisions of this ASU are effective for annual periods beginning after December 15, 2011, with early adoption permitted. The Company does not anticipate that the adoption of this standard will have a material impact on the Company’s consolidated financial statements.

ASU 2011-05 (ASC 220, Comprehensive Income): Presentation of Comprehensive Income. Current U.S. GAAP allows reporting entities three alternatives for presenting other comprehensive income and its components in financial statements. One of those presentation options is to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. This ASU eliminates that option. This ASU also requires consecutive presentation of the statement of net income and other comprehensive income and requires an entity to present reclassification adjustments from other comprehensive income to net income on the face of the financial statements. The provisions of this ASU are effective for annual periods beginning after December 15, 2012, with early adoption permitted. The Company’s adoption of this standard will not have a material impact on the Company’s consolidated financial statements.

(Continued)

12

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

ASU 2011-08 (ASC 350, Intangibles – Goodwill and Other): Testing Goodwill for Impairment. With this ASU, the FASB has taken action to reduce the cost and complexity of the annual goodwill impairment test by providing reporting entities with the option of performing a “qualitative” assessment of impairment to determine if any further quantitative testing for impairment may be necessary. An entity can choose to apply the qualitative assessment to all, some or none of its reporting units. The ASU is effective for reporting periods beginning after December 15, 2011. The Company’s adoption of this standard will not have a material impact on the Company’s consolidated financial statements.

(3)	Supplemental Cash Flow Information

The following information is provided as a supplement to the consolidated statements of cash flows (in thousands).

	2011	2010
Interest paid	$75,912	59,326
Taxes paid	23,701	90,554
Supplemental schedule of noncash investing and financing activities:
Conversion of convertible promissory note	$—	250,260
Secured promissory note receivable	—	886
Shareholder receivable	—	238

Additionally, see note 10 regarding net assets acquired.

(4)	Loan Servicing

The Company’s mortgage servicing activities include the collection of loan and escrow payments from individual mortgagors, the deposit of these collections into restricted custodial accounts, the remittance of principal and interest to external investors and payment of property taxes and insurance premiums.

At September 30, 2011 and 2010, the Company’s portfolio of residential mortgage loans serviced comprises the following of unpaid principal balance (UPB) (in thousands):

	2011	2010
Servicing	$69,027,422	79,393,204
Special servicing	763,809	853,488
Subservicing	1,760,875	2,582,197
Total residential mortgage loans serviced	$71,552,106	82,828,889

(Continued)

13

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

At September 30, 2011 and 2010, the Company held and managed cash for the benefit of investors and mortgagors in custodial bank accounts of approximately $631.0 million and $834.8 million, respectively. This amount is not included in the accompanying consolidated financial statements as these accounts are held for the benefit of the investors.

Ancillary servicing income consisted of the following for the years ended September 30, 2011 and 2010 (in thousands):

	2011	2010
Late charges	$32,113	40,750
Home Affordable Modification Program (HAMP) fees	33,685	15,543
Modification fees	6,087	6,143
Payment processing fees	10,298	10,828
Other ancillary servicing income	4,375	8,964
Total ancillary servicing income	$86,558	82,228

Other revenues consisted of the following for the years ended September 30, 2011 and 2010 (in thousands):

	2011	2010
Real estate owned commission and other income	$34,488	51,352
Trustee fee income	9,604	12,333
Insurance income	22,385	25,922
Valuations income	47,913	52,837
Accretion income	185	539
Compensating interest	(1,617)	(3,535)
Other revenues	6,529	9,669
Total other revenues	$119,487	149,117

(Continued)

14

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

(5)	Mortgage Servicing Rights

MSRs are carried at either fair value (Fair Value MSRs) or the lower of amortized cost or fair value using the amortization method (Amortized Cost MSRs), based on the strategies for managing the risks of the underlying portfolios. The Amortized Cost MSR portfolio comprises predominantly nonprime mortgage loans, acquired through business combinations or portfolio asset purchases. The Fair Value MSR portfolio comprises prime mortgage loans, acquired through either asset or flow purchases. Amortized Cost MSRs are subject to fair value measurements on a nonrecurring basis. Fair Value MSRs are subject to fair value measurements on a recurring basis.

The determination of fair value of MSRs requires management judgment because they are not actively traded. The determination of fair value for MSRs requires valuation processes that combine the use of discounted cash flow models and analysis of current market data to arrive at an estimate of fair value. The cash flow and prepayment assumptions used in the Company’s discounted cash flow models are based on empirical data drawn from the historical performance of the Company’s MSRs adjusted to reflect current market conditions, which the Company believes, are consistent with assumptions used by market participants valuing similar MSRs. The key risks, and therefore, the key assumptions used in the valuation of MSRs, include mortgage prepayment speeds, constant default rates, discount rates, servicing advances, and delinquency. These variables can, and generally will, change from year to year as portfolio characteristics, market conditions and interest rates change.

Mortgage Servicing Rights – Amortization Method

For the purpose of measuring impairment of Amortized Cost MSRs, the Company stratifies the MSRs into the following risk stratums:

•	Agency Fixed Rate

•	Agency ARMs

•	Non Agency Fixed Rate

•	Non Agency ARMs

•	Non Agency Pay Option ARMs

Agency loans serviced represent loans pooled in securities backed by either the Federal National Mortgage Association (FNMA) or the Federal Home Loan Mortgage Corporation (FHLMC).

Impairment is assessed based on the fair value of each risk stratum. Each stratum was established based on the predominant risk characteristics of the underlying loans within each stratum.

(Continued)

15

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

The following table summarizes the activity in the Company’s Amortized Cost MSRs for the years ended September 30, 2011 and 2010 (in thousands):

	2011	2010
Carrying amount, beginning of year	$268,480	341,498
Amortization	(60,014)	(72,891)
Servicing transfers and adjustments	(270)	(127)
Carrying amount before valuation allowance	208,196	268,480
Valuation allowance:
Balance, beginning of year	(22,335)	(20,868)
Recovery (provision), net	2,022	(1,467)
Balance, end of year	(20,313)	(22,335)
Carrying amount, end of year	$187,883	246,145
Fair value of amortized MSRs, end of year	$287,421	366,990

The Company established a valuation allowance for impairment on certain strata of the MSRs, as the fair value of the strata that are considered in the impairment analysis fell below the amortized cost of those certain strata within the MSRs. For the year ended September 30, 2011, the Company recognized an impairment recovery of approximately $2.0 million. For the year ended September 30, 2010, the Company recognized an impairment provision of approximately $1.5 million.

The estimated amortization expense for MSRs carried at the lower of amortized cost or fair value using the amortization method is projected as follows over the next five years (in thousands):

2012	$45,464
2013	30,724
2014	30,129
2015	22,839
2016	22,639

Mortgage Servicing Rights – Fair Value Method

The following table summarizes the activity in the Company’s Fair Value MSRs for the years ended September 30, 2011 and 2010 (in thousands):

	2011	2010
Fair value, beginning of year	$—	—
Purchases	4,571	—
Changes in fair value	(240)	—
Fair value, end of year	$4,331	—

(Continued)

16

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

For the year ended September 30, 2011, the Company recorded approximately $0.2 million in changes in fair value. No MSRs were carried at fair value during the year ended September 30, 2010.

At September 30, 2011, the key assumptions and the sensitivity of the current fair value of MSRs to immediate changes in those assumptions were as follows (in thousands):

Fair value of MSR	$291,752

Weighted average constant prepayment rate (voluntary and involuntary)	21.2%
Impact on fair value of:
10% adverse change	$(7,077)
20% adverse change	(13,973)

Weighted average discount rate	21.8%
Impact on fair value of:
10% adverse change	$(13,902)
20% adverse change	(26,616)

Weighted average delinquency rate	37.4%
Impact on fair value of:
10% adverse change	$(9,838)
20% adverse change	(19,423)

Interest rate on servicing advances and custodial accounts:
Servicing advances	4.21%
Custodial accounts	1.21
Impact on fair value of:
50 basis point adverse change	$(22,747)
100 basis point adverse change	(45,490)

(6)	Servicing Fees and Income Receivable, Net

Servicing fees and income receivable, net consisted of the following at September 30, 2011 and 2010 (in thousands):

	2011	2010
Servicing fees	$158,385	151,256
Allowance for servicing fees	(5,543)	(2,935)
Advisory fees – affiliate	167	1,843
Home Affordable Modification Program (HAMP) fees	728	1,678
Other income	1,406	1,231
Servicing fees and income receivable, net	$155,143	153,073

(Continued)

17

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

(7)	Property and Equipment, Net

Property and equipment, net consisted of the following as of September 30, 2011 and 2010 (in thousands):

	2011	2010
Leasehold improvements	$11,346	11,157
Software and hardware	29,746	24,093
Furniture and office equipment	16,058	9,239
	57,150	44,489
Accumulated depreciation	(26,480)	(17,445)
Property and equipment, net	$30,670	27,044

(8)	Prepaid Expenses and Other Assets, Net

Prepaid expenses and other assets, net consisted of the following as of September 30, 2011 and 2010 (in thousands):

	2011	2010
Other receivables	$3,580	21,860
Debt issuance costs	11,170	10,864
Loans held for sale, net	5,342	7,089
Prepaid expenses and other	9,078	6,586
Interest rate cap	1,151	3,798
Investments in unconsolidated entities	5,700	202
Prepaid expenses and other assets, net	$36,021	50,399

(a)	Other Receivables

Other receivables represent receivables incurred that do not relate to servicing advances or the core operations of the business.

(b)	Loans Held for Sale, Net

Loans held for sale, net consists of repurchased residential loans where the Company assumed the warranties and obligations for the underlying loans that comprise the MSRs acquired (see note 12). Loans held for sale, net are summarized as follows at September 30, 2011 and 2010 (in thousands):

	2011	2010
Outstanding UPB	$15,140	17,310
Allowance for market valuation	(9,798)	(10,221)
Loans held for sale, net	$5,342	7,089

(Continued)

18

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

(c)	Interest Rate Cap

Interest rate caps were purchased to minimize future interest rate exposure from increases in one-month LIBOR interest rates. At September 30, 2011, the interest rate caps outstanding relate to both the AH Mortgage Servicer Advance Revolving Trust 1 (2011-SART1 SAF) and the AH Servicer Advance Revolving Trust 2 (2011-SART2 SAF), as required by the respective funding arrangements, and are recorded at fair value with any subsequent changes in fair value recognized through earnings. At September 30, 2010, the interest rate caps outstanding relate to the AH Mortgage Advance Trust 2009 – ADV3 2009 SAF (2009-ADV3 SAF) and the AH Mortgage Advance Trust 2010 – ADV1 2010 SAF (2010-ADV1 SAF).

The following tables present the details of the interest rate caps (which are not designated in hedging relationships) as of September 30, 2011 and 2010 (in thousands):

		Initial notional
		balance	Fair value
SAF	Maturity	2011	2011
2011-SART1	May 10, 2016	$600,000	1,045
2011-SART2	February 15, 2015	150,000	106
			$1,151

		Initial notional
		balance	Fair value
SAF	Maturity	2010	2010
2009-ADV3	October 10, 2015	$1,300,000	3,436
2010-ADV1	February 15, 2015	150,000	362
			$3,798

Net realized and unrealized losses included in Interest expense on the consolidated statements of operations are $4.9 million and $16.6 million for the years ended September 30, 2011 and 2010, respectively. Under the terms of these caps, the Company would receive payments when one-month LIBOR is greater than 5.0% for 2011-SART1 SAF and 4.5% for 2011-SART2 SAF. To date, the Company has not received any payments related to these caps.

(Continued)

19

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

(9)	Servicing Advances and Related Assets, Net

At September 30, 2011 and 2010, servicing advances, representing principal, interest and other servicing payments made to investors and third parties on mortgage loans serviced on behalf of these investors, as described in more information in note 2(f) – Summary of Significant Accounting Policies, consisted of the following (in thousands):

	2011	2010
Principal and interest	$1,426,648	1,763,860
Taxes and insurance	835,067	835,231
Default and other advances	438,906	448,064
Allowance	(19,010)	(17,030)
Servicing advances and related assets, net	$2,681,611	3,030,125

(10)	Acquisitions

On June 30, 2011, ALSI purchased Cooper River Financial, LLC for $2.1 million, comprising $1.4 million in cash paid and $0.7 million of accrued contingent consideration. The acquired net assets of $0.7 million included cash, prepaid expenses, payroll liabilities and miscellaneous deposits. As a result of the acquisition, the Company recorded $1.4 million in goodwill.

(Continued)

20

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

(11)	Debt

The Company’s debt consisted of the following as of September 30, 2011 and 2010 (in thousands):

Borrowing type	Collateral	Interest rate 2011	Maturity 2011	Line size 2011	Short-term 2011	Long-term 2011

2011-SART1 SAF:
Fixed	Advances	2.63%	May 10, 2012	$1,450,000	324,989	—
		One-month LIBOR
Variable	Advances	+ 300 bps	May 10, 2013		—	338,635
Fixed	Advances	3.37% – 5.92%	May 10, 2013		—	524,222
					324,989	862,857
2011-SART2 SAF:
		One-month LIBOR
Variable	Advances	+ 315 bps	September 16, 2013	400,000	—	86,540
Fixed	Advances	3.27% – 6.90%	September 16, 2013		—	249,973
					—	336,513
		One-month LIBOR
CRL SAF	Advances	+ 0 – 200 bps	February 10, 2012	1,641,073	784,868	—

Seller-financed servicing agreement		One-month LIBOR
	N/A	+ 200 bps	N/A	1,791	1,791	—
		One-week LIBOR
Revolving line of credit	N/A	+ 200 bps (1)	March 31, 2012	50,000	—	—
				$3,542,864	1,111,648	1,199,370

Borrowing type	Collateral	Interest rate 2010	Maturity 2010	Line size 2011	Short-term 2010	Long-term 2010

		One-month LIBOR
2009-ADV3 SAF	Advances	+ 195 – 600 bps	October 31, 2011	$1,300,000	—	1,165,426
2010-ADV1 SAF:
		One-month LIBOR
Variable	Advances	+ 376 bps	August 15, 2012	400,000	—	55,780
Fixed	Advances	3.97% – 9.80%	August 15, 2012		—	250,000
					—	305,780
		One-month LIBOR
CRL SAF	Advances	+ 0 – 200 bps	February 10, 2012	1,641,073	—	1,015,492

Seller-financed servicing agreement		One-month LIBOR
	N/A	+ 200 bps	N/A	4,936	4,936	—
		One-week LIBOR
Revolving line of credit	N/A	+ 200 bps (1)	January 21, 2011	50,000	20,000	—
				$3,396,009	24,936	2,486,698

(1)	The interest rate is determined by the Company from the following options: one-week LIBOR + 200 bps; federal funds rate + 300 bps; or prime rate – 25 bps.

(Continued)

21

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

The Company is entitled to borrow against the new servicing advances, subject to the maximum borrowing limit on the SAF through the maturity date. If the funding period under the SAF is not replaced or renewed and extended beyond the maturity date, the Company cannot borrow against any new servicing advances, and any collections of servicing advances pledged against the SAF are subsequently required to be used to pay down the outstanding SAF principal along with the related interest, including additional interest that accrues after the end of the funding period until amortization is complete. In the event that any principal is still outstanding after the maturity date, the remaining unpaid principal balance will become due and payable from the facility at that time, with no recourse back to the Company.

(a)	2011-SART1 SAF and 2009-ADV3 SAF

On November 9, 2010, the Company refinanced the 2009-ADV3 SAF and entered into a $1.3 billion SAF to fund Option One Mortgage Corporation (OOMC) related servicing advances, AH Mortgage Advance Trust 2010-2 (2010-ADV2 SAF), with a maturity date of May 20, 2011. On May 11, 2011, the Company refinanced the 2010-ADV2 SAF and entered into a $1.45 billion SAF to fund OOMC related servicing advances (2011-SART1 SAF).

Interest paid for the 2010-ADV2 SAF and 2011-SART1 SAF for the year ended September 30, 2011 was $50.1 million and interest paid for the 2009-ADV3 SAF for the year ended September 30, 2010 was $31.3 million.

The 2011-SART1 SAF is subject to various triggers, events, or occurrences that could result in earlier termination. Additionally, the Company was required to maintain a reserve account in accordance with the SAF agreement. At September 30, 2011 and 2010, the reserve account was $30.0 million and $23.9 million, respectively, which is included in Cash and cash equivalents – restricted. Cash collections related to the SAF but not yet applied as of September 30, 2011 and 2010 were $28.5 million and $42.5 million, respectively, which are included in Cash and cash equivalents – restricted.

(b)	2011-SART2 SAF and 2010-ADV1 SAF

On September 1, 2011, the Company refinanced the 2010-ADV1 SAF and entered into a $400 million SAF to fund American Home Mortgage (AHM) related servicing advances (2011-SART2 SAF).

Interest paid for the 2010-ADV1 SAF and 2011-SART2 SAF for the year ended September 30, 2011 was $16.3 million and interest paid for the 2010-ADV1 SAF and its predecessor SAF for the year ended September 30, 2010 was $6.4 million.

The 2011-SART2 SAF is subject to various triggers, events, or occurrences that could result in earlier termination. Additionally, the Company was required to maintain a reserve account in accordance with the SAF agreement. At September 30, 2011 and 2010, the reserve account was $8.3 million and $28.5 million, respectively, which is included in Cash and cash equivalents – restricted. Cash collections related to the SAF but not yet applied as of September 30, 2011 and 2010 was $8.0 million and $6.8 million, which are included in Cash and cash equivalents – restricted.

(Continued)

22

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

(c)	CRL SAF

The Company entered into a SAF with Citibank, N.A. to fund servicing advances and MSRs acquired in the Citi Residential Lending (CRL) acquisition. The CRL SAF provides funding of up to $1.6 billion through February 10, 2012 utilizing the acquired servicing advances and MSRs as collateral for the facility. The outstanding balance of the CRL SAF will vary with the collateralized servicing advances and fair value of the MSRs. The CRL SAF provides for interest on a tiered basis with rates ranging from one-month LIBOR to one-month LIBOR plus 200 basis points.

Interest paid for the years ended September 30, 2011 and 2010 was $9.2 million and $13.8 million, respectively. Cash collections related to the SAF but not yet applied as of September 30, 2011 and 2010 was $13.9 million and $5.5 million, respectively, which is included in Cash and cash equivalents – restricted. The CRL MSRs agreement requires that the Company pay down MSR outstanding borrowings in proportion to a percentage of the fair value of the CRL MSRs portfolio. As of September 30, 2011 and 2010, the Company repaid $16.2 million and $8.4 million, respectively, in outstanding CRL MSRs borrowings to cure borrowing base deficiencies, as the fair value of the MSRs fell below the borrowing base.

(d)	Seller-Financed Servicing Agreement

As part of the OOMC purchase in 2008, the Company also entered into a Seller-Financed Servicing Agreement with H&R Block, Inc. As part of the agreement, the Company assumed responsibility to service advances financed by H&R Block, Inc. The Company is required to remit 97% of the servicing advance recoveries to H&R Block, Inc. after repayment of the servicing advance against any remaining seller-financed advance balance until the balance has been paid. Payments are due at the beginning of each month based on the average daily balance of aggregate advances. At September 30, 2011 and 2010, the interest rate was 2.37% and 2.26%, respectively. Interest paid was $0.1 million for the years ended September 30, 2011 and 2010.

(e)	Revolving Line of Credit

The Company has a $50.0 million revolving line-of-credit agreement with The Private Bank and Trust Company. On March 31, 2011, the revolving line-of-credit agreement was amended to extend the agreement through March 31, 2012. The interest rate at September 30, 2011 and 2010 was based on one-week LIBOR plus 200 basis points. For the years ended September 30, 2011 and 2010, the Company paid interest of $0.2 million and $0.1 million, respectively. The agreement requires that outstanding balances be paid down to zero at least once every 60 days for a minimum of two days. The revolving credit agreement is guaranteed by the Parent up to $25.0 million.

At September 30, 2011 and 2010, the weighted average interest rate on outstanding short-term debt was 1.55% and 2.26%, respectively. The weighted average interest rate on outstanding long-term debt at September 30, 2011 and 2010 was 3.95% and 2.28%, respectively. The Company was in compliance with all covenants as of September 30, 2011 and 2010.

(Continued)

23

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

(12)	Commitments and Contingencies

The Company conducts its operations in leased facilities. Rental expense at leased facilities is $6.8 million and $6.3 million for the years ended September 30, 2011 and 2010, respectively. The following is a schedule by years of future minimum lease payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of September 30, 2011 (in thousands):

Year ending September 30:
2012	$7,498
2013	6,233
2014	6,230
2015	5,902
2016	5,540
Thereafter	4,201
$35,604

AHMSI is involved in various claims and legal proceedings that arise in the ordinary course of business. In view of the inherent difficulty of predicting the outcome of pending legal actions and proceedings, the Company cannot state with certainty the eventual outcome of any such proceedings. Based on current knowledge, management does not believe the liabilities, if any, arising from any ordinary course proceeding will have a material impact on the Company’s consolidated financial position.

AHMSI filed a motion on May 23, 2008, for allowance and payment of an administrative expense claim against American Home Mortgage Investment Corp., American Home Mortgage Corp., and AHM SV, Inc. (formerly known as American Home Mortgage Servicing, Inc.) (collectively, AHMIC) alleging that AHMIC breached the Asset Purchase Agreement, dated September 25, 2007, as amended, by and among AHMIC and AH Mortgage Acquisition Co., Inc. (AHMAC), pursuant to which AHMAC acquired AHMIC’s mortgage servicing business. As of September 30, 2009, the Company had a receivable of $8.7 million that was fully reserved for, with AHMIC. On March 16, 2010, the Company entered into a settlement agreement with AHMIC, which the bankruptcy court approved on May 11, 2010. In accordance with the settlement agreement, $8.2 million was received, of which $1.4 million relates to a recovery of advances assumed at acquisition. In addition, $4.4 million was paid to AHMIC as reimbursement for expenses incurred for servicing the loans prior to transfer to AHMSI. As a result of the settlement, $2.4 million was recorded as a gain in Other revenues.

(Continued)

24

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

As of September 30, 2011, the Company had a reserve for $5.4 million, included in Accounts payable and other liabilities, primarily related to mortgage insurance policies that were erroneously canceled. The following table summarizes the activity in the Company’s mortgage insurance reserve for the years ended September 30, 2011 and 2010 (in thousands):

Balance as of September 30, 2009	$34,829
Provision expense recognized	7,002
Recovery of previous provision expense	(27,774)
Net cash paid	(9,752)
Balance as of September 30, 2010	4,305
Provision expense recognized	1,215
Recovery of previous provision expense	—
Net cash paid	(140)
Balance as of September 30, 2011	$5,380

During 2010, one of the mortgage insurance companies reversed their decision for a population of denied claims and AHMSI recovered $27.8 million related to claims that had previously been denied by the mortgage insurance company.

Prior to the OOMC acquisition, a number of trust level mortgage insurance policies were erroneously auto-canceled. The mortgage insurance company has subsequently reinstated approximately half of the affected population, and the Company continues to work with the mortgage insurance company to reinstate the remaining canceled policies. The Company believes there is no exposure related to the canceled policies.

For one MSR acquisition, the Company assumed the warranties and obligations for the underlying loans that comprise the MSR. The loan repurchase reserve as of September 30, 2011 and 2010 was $8.1 million and $27.7 million, respectively, included in Accounts payable and other liabilities. The reserve is calculated using a model to estimate future loan referrals with historical loss rates applied to determine future losses. For the year ended September 30, 2011, a net recovery of $6.9 million was recorded with reserve transfers to loans held for sale and charge-offs of $5.1 million. For the year ended September 30, 2010, provision of $34.0 million was recorded with reserve transfers to loans held for sale and charge-offs of $18.9 million.

The Company is subject to compensatory fees for foreclosures that exceed investor timelines. As of September 30, 2011, the Company’s estimated exposure related to loans which have exceeded the investor foreclosure timelines was $12.5 million.

(Continued)

25

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

The Company, with other mortgage loan servicers in the industry, has received inquiries from state Attorneys General and other state and federal regulators and officers and legislative committees into its mortgage foreclosure practices and procedures. The Company has responded appropriately to these inquiries and has conducted an internal review of its foreclosure practices and procedures. The Company will continue to cooperate with any federal or state inquiries. An estimated loss or range of exposure with respect to these inquiries cannot be made as of the financial statement date.

The Company is a defendant in lawsuits filed by the states of Texas and Ohio. These states have alleged violations of the respective state’s consumer protection and debt collection acts related to the Company’s customer service and loss mitigation practices. Civil discovery has commenced and motions on various points of law and procedure have been filed by the parties. Currently, the Texas case is on hold at the request of the Attorney General for Texas. The Company believes there is no loss related to this matter. An agreement to resolve the case with the Attorney General of Ohio was reached on December 12, 2011 with no monetary loss incurred.

In July 2010, the Company received two subpoenas from the Federal Housing Finance Agency (FHFA) as conservator for FHLMC and FNMA in connection with several private label mortgage securitization transactions where Freddie Mac has invested. The transactions include mortgage loans serviced but not originated by the Company or its affiliates. The Company is cooperating with the FHFA’s requests.

(13)	Related Party Transactions

On February 18, 2010 and March 18, 2010, the Company entered into debt agreements of $100.0 million and $72.0 million, respectively, with the Company’s Parent. On May 27, 2010, the Company paid down $50 million, and on August 13, 2010, paid down the remaining $122.0 million and related accrued interest utilizing the initial cash proceeds from the ADV2-2009 SAF renewal. The interest rate for these debt agreements was 9% and interest expense of $6.0 million is included within Interest expense in the consolidated statements of operations.

During the years ended September 30, 2011 and 2010, the Company performed due diligence services on behalf of its parent and recorded $1.8 million and $1.8 million, respectively, in Other revenues in the consolidated statements of operations.

During the years ended September 30, 2011 and 2010, PowerLink and Recovco performed valuation services for the Company and $12.1 million and $2.3 million, respectively, was recorded in General servicing expenses in the consolidated statements of operations.

Convertible Promissory Note

On April 30, 2008, AHMSI issued $250 million aggregate principal amount of 2.5% Convertible Senior Notes due April 29, 2011 (the Convertible Notes) to various investment vehicles affiliated with the Parent. The Convertible Notes were issued at 100% of their face value. AHMSI used these proceeds and other financing to fund its acquisition of OOMC assets.

On January 15, 2010, the Parent exercised the optional conversion feature for the $250 million convertible promissory note and related accrued and unpaid interest. The conversion resulted in the extinguishment of the convertible promissory note in exchange for the issuance of 87,047 common stock shares and 130,571 preferred stock shares. The conversion rate was 522 shares of preferred stock and 348 shares of common stock per $1.0 million of principal or accrued but unpaid interest of the convertible notes, which is equivalent to approximately $1,150 per share. Interest expense of $1.9 million is included in the consolidated statements of operations related to this debt instrument for the year ended September 30, 2010.

(Continued)

26

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

(14)	Stockholders’ Equity

(a)	Preferred Stock

The Company had authorized 800,000 of Series A preferred shares and had 558,885 issued and outstanding shares with a par value of $0.0001 per share as of September 30, 2011 and 2010.

The rights, preferences, privileges, and restrictions granted to and imposed upon the common stock and the preferred stock is as follows:

Rank

The Series A preferred shares have dividend rights, rights on liquidation, dissolution, and winding up of the affairs of the Company that rank senior to common stock and to all other classes and series of equity securities of the Company and to all other classes and series of equity securities hereafter issued.

Dividend Rights

(i)	The holders of Series A preferred stock will be entitled to receive dividends at an annual rate of $60 per share prior to the payment of any dividends on the common stock. Dividends on the Series A preferred stock are cumulative whether or not earned or declared on a daily basis from the date of issuance and are payable quarterly in arrears on each dividend payment date commencing on January 1, 2008. There were no dividend amounts in arrears at September 30, 2011 and 2010.

(ii)	The holders of common stock will be entitled to receive dividends after full payment of dividends to the holders of Series A preferred stock.

Liquidation Rights

Holders of Series A preferred stock have a liquidation preference to any payment or distribution on any shares of common stock in the event of liquidation or dissolution. Under the terms of the amended and restated certificate of incorporation, each share of Series A preferred stock has a liquidation preference of $1,000 per share as adjusted for stock splits, stock dividends, combinations, or the like plus unpaid dividends (Liquidation Preference). If the Company does not have sufficient funds to settle the Liquidation Preference, then the entire available funds and assets, as defined in the amended and restated certificate of incorporation, are to be distributed among the holders of Series A preferred stock pro-rata according to the number of outstanding Series A preferred stock held by each holder. Certain events as defined in the amended and restated certificate of incorporation could trigger a deemed liquidation for which the Company would then make a special distribution.

(Continued)

27

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

Voting Rights

Holders of Series A preferred stock do not have voting rights.

Redemption Rights

The Company may, at any time, at its option, redeem all or any of the outstanding shares of Series A preferred stock at a redemption price equal to the Liquidation Preference payable in cash. Any redemption will be made on a pro-rata basis among the holders of the Series A preferred stock according to the number of Series A preferred stock held by each holder.

Reissuance of Preferred Stock

Under the terms of the amended and restated certificate of incorporation, no share or shares of preferred stock acquired by the Company by reason of redemption, purchase, conversion, or otherwise can be issued, and all such shares are to be canceled, retired, and eliminated from the shares that the Company is authorized to issue.

(b)	Common Stock

The Company had authorized 1,000,000 shares of common stock and had 372,790 issued and outstanding shares with a par value of $0.0001 per share at September 30, 2011 and 372,891 issued and outstanding shares with a par value of $0.0001 per share at September 30, 2010. Except for the rights provided to the holders of Series A preferred stock or at the discretion of the board of directors, only the holders of common stock of the Company will be entitled to voting rights for each share of common stock. The holders of common stock will be entitled to one vote per share.

Common Stock Dividend

The board of directors declared and paid a $133.88 per share common stock dividend or $50.0 million in total on January 15, 2010, which was paid on the same day.

During the year ended September 30, 2011, the board of directors declared and paid the following common stock dividends (amounts in thousands, except share data):

	Dividend per share
Date	of common stock	Total dividend
November 30, 2010	$67.10	25,021
May 20, 2011	402.75	150,150
September 15, 2011	134.20	50,028
		$225,199

(Continued)

28

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

(15)	Income Taxes

Components of the Company’s provision (benefit) for income taxes are as follows (in thousands):

	2011	2010
Current:
Federal	$30,934	66,160
State	1,474	3,901
Foreign	515	—
	32,923	70,061
Deferred:
Federal	5,552	(13,484)
State	58	115
Foreign	(1,128)	—
	4,482	(13,369)
Income tax expense	$37,405	56,692

Income tax expense differs from the amount determined by applying the statutory federal rate of 35% for the years ended September 30, 2011 and 2010 to earnings before taxes as follows (in thousands):

	2011		2010
	(In dollars)	(In percentages)	(In dollars)	(In percentages)
Income taxes at federal statutory rates	$37,237	35.00%	$54,892	35.00%
State tax, net	747	0.69	2,556	1.63
Other, net	(579)	(0.53)	(756)	(0.48)
Income tax expense	$37,405	35.16%	$56,692	36.15%

(Continued)

29

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

The tax effects of temporary differences that give rise to the Company’s deferred tax assets and liabilities at September 30, 2011 and 2010 are as follows (in thousands):

	2011	2010
Deferred tax assets:
Mortgage servicing rights	$11,449	15,042
Servicing advance and other reserves	24,283	23,843
Inventoried loans	3,654	—
Bonus accrual	3,373	—
Fair value adjustment on interest rate caps	1,551	5,686
Other, net	2,842	1,254
Total deferred tax assets	47,152	45,825
Deferred tax liabilities:
Depreciation	3,528	1,824
Prepaids	2,275	—
Goodwill	9	—
Investment in unconsolidated entities	1,732	344
Other, net	989	639
Total deferred tax liabilities	8,533	2,807
Deferred tax assets, net	$38,619	43,018

The Company has determined that a valuation reserve is not required for any of the deferred tax assets since it is more likely than not that these assets will be realized because of tax paid in prior years and future operations will generate sufficient taxable income to realize the deferred tax assets. In assessing the realization of deferred taxes, management believes it is more likely than not that the deferred tax assets will be recognized in future periods through either the generation of taxable income or the reversal of taxable temporary differences. In assessing the likelihood of the generation of future taxable income, management considered current year results with taxable income of approximately $97.2 million, as well as management’s outlook for future taxable earnings. The outlook was based on current and projected servicing revenue and management’s belief in the ability of the Company to maintain a sufficient level of income over the periods in which the deferred tax assets are deductible.

The Company’s major jurisdiction tax years that remain subject to examination are its U.S. federal tax return and India corporate tax returns for the years ended September 30, 2008 through present.

(Continued)

30

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

(16)	Fair Value of Financial Instruments

The following table presents the carrying amounts and estimated fair values of the Company’s financial instruments at September 30, 2011 and 2010. The fair value estimates, methods, and assumptions for the Company’s financial instruments at September 30, 2011 and 2010 are outlined below. The fair value estimates were based on pertinent information that was available to management as of the respective dates. Furthermore, because active markets do not exist for a significant portion of the Company’s financial instruments, management uses present value techniques and other valuation models to estimate the fair values of its financial instruments. These valuation methods require considerable judgment, and the resulting estimates of fair value can be significantly affected by the assumptions made and methods used. Accordingly, the estimates provided herein do not necessarily indicate amounts that could be realized in a current exchange.

The carrying amounts and the estimated fair values of the Company’s financial assets and liabilities at September 30, 2011 and 2010 are as follows (in thousands):

	2011		2010
	Carrying		Carrying
	value	Fair value	value	Fair value
Financial assets:
Servicing fees and income receivable, net	$155,143	155,143	153,073	153,073
Servicing advances and related assets, net	2,681,611	2,681,611	3,030,125	3,030,125
Interest rate caps	1,151	1,151	3,798	3,798
Loans held for sale, net	5,342	5,847	7,089	7,089

	2011		2010
	Carrying		Carrying
	value	Fair value	value	Fair value
Financial liabilities:
Short-term debt	$1,111,648		24,936
Long-term debt	1,199,370		2,486,698
Total debt	$2,311,018	2,301,657	2,511,634	2,432,158

For all remaining financial assets and liabilities (i.e., Cash and cash equivalents and Accounts payable and other liabilities) not included in the table, carrying value approximates fair value.

Servicing Fees and Income Receivable, Net

The carrying value of servicing fees and income receivable approximates fair value due to the relatively short period of time between their origination and realization.

(Continued)

31

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

Servicing Advances and Related Assets, Net

Servicing advances are valued at their carrying amounts as they have no stated maturity, are generally realized within a relatively short period of time and do not bear interest.

Interest Rate Caps

Fair value for interest rate caps is based on counterparty market prices and adjusted for counterparty credit risk.

Loans Held for Sale, Net

Loans held for sale are reported at the lower of cost or fair value. The majority of the loans held for sale are nonperforming for which the fair value is determined based on the underlying collateral of the loan, less costs to sell, as the loans are collateral dependent. The collateral valuations use observable and unobservable inputs, adjusted for various considerations such as market conditions, economic and competitive environment and other assets with similar characteristics (e.g. type, location, etc.) that, in management’s opinion, reflect elements a market participant would consider.

Debt

The fair value of debt is approximated by the present value of the contractual cash flows discounted by the weighted average yield for term and variable noteholders on the Company’s recent SAF refinancing discussed in note 11.

Fair Value Hierarchy

Fair value is estimated through a hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity’s own assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The fair value hierarchy prioritizes the inputs to valuation techniques into three broad levels where the highest priority is given to Level 1 measurements and the lowest priority to Level 3 measurements. The three levels of the fair value hierarchy under FASB fair value measurements guidance are described as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly.

Level 3: Unobservable inputs for the asset or liability.

(Continued)

32

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

Where available, the Company utilizes quoted market prices or observable inputs rather than unobservable inputs to determine the fair value. The Company classifies assets in their entirety based on the lowest level of input that is significant to the fair value measurement. The following table sets forth the assets measured at fair value at September 30, 2011 and 2010, categorized by input level within the fair value hierarchy:

					Total
	Carrying				gains/
	value	Level 1	Level 2	Level 3	(losses)
At September 30, 2011:
Measured at fair value on a recurring basis:
Interest rate caps	$1,151	—	1,151	—	(4,927)
Mortgage servicing rights, carried at fair value	4,331	—	—	4,331	(240)
Measured at fair value on a nonrecurring basis:
Mortgage servicing rights, carried at amortized cost	56,976	—	—	56,976	2,022
Loans held for sale, net	4,840	—	—	4,840	2,551
					$(594)
At September 30, 2010:
Measured at fair value on a recurring basis:
Interest rate caps	$3,798	—	3,798	—	(16,625)
Measured at fair value on a nonrecurring basis:
Mortgage servicing rights, carried at amortized cost	94,126	—	—	94,126	(1,467)
Loans held for sale, net	6,975	—	—	6,975	(979)
					$(19,071)

Mortgage Servicing Rights

MSRs carried at amortized cost at September 30, 2011 and 2010 are net of a valuation allowance for impairment of $20.3 million and $22.3 million, respectively. The carrying value of the impaired stratum, net of the valuation allowance, was $57.0 million and $94.1 million at September 30, 2011 and 2010, respectively. The estimated fair value exceeded carrying value for all other strata at September 30, 2011 and 2010.

Changes in the fair value of MSRs carried at fair value are reported in Change in value of MSRs at fair value in the period in which the change occurs. See note 5 for additional information on MSR valuations.

(Continued)

33

AHMSI HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2011 and 2010

Loans Held for Sale, Net

The Company classifies its fair value measurement for these assets as Level 3 as the inputs that are most significant to the fair value measurements are principally derived from assumptions and inputs that are corroborated by little or no observable market data.

(17)	Subsequent Events

The Company reviewed all subsequent events and transactions through the date of the independent auditors’ report.

34